UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2020

MAJESCO

(Exact Name of Registrant as Specified in its Charter)

California	001-37466	77-0309142
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

412 Mount Kemble Ave, Suite 110C, Morristown, NJ 07960

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (973) 461-5200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.002 par value	MJCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 16, 2020 Majesco Software and Solutions India Pvt. Ltd. (“MSSIPL”), a subsidiary of Majesco, entered into a cost sharing agreement (the “Cost Sharing Agreement”) with Majesco Limited, Majesco’s controlling shareholder, which agreement was approved by Audit Committee of the Board of Directors of Majesco on March 13, 2020.

Pursuant to the Cost Sharing Agreement, effective as of April 1, 2019, a portion of the costs with respect to certain employees of Majesco Limited shall be charged to MSSIPL as payment for services rendered by such employees to Majesco and its subdiaries. There will be no mark up and only a reimbursement for the proportion of the actual costs. The Cost Sharing Agreement may be terminated, among other reasons, by either party upon 60 days prior written notice.

The foregoing description of the Cost Sharing Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Cost Sharing Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Report.

Exhibit No.
10.1	Cost Sharing Agreement, dated as of March 16, 2020, by and between Majesco Software and Solutions India Pvt. Ltd. and Majesco Limited

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJESCO
Date: March 17, 2020
	By:	/s/ Wayne Locke
Wayne Locke, Chief Financial Officer

2